SUPPLEMENTAL REDEMPTION NOTICE

THE INTERPUBLIC GROUP OF COMPANIES, INC.
4.75% Notes due 2023
CUSIP Nos. 460690BD1 and 460690BE9
ISIN Nos. US460690BD13 and US460690BE95

The Interpublic Group of Companies, Inc. (the “Company”) hereby supplements the Notice of Redemption (the “Notice of Redemption”), dated as of February 13, 2013, with regard to the Company’s 4.75% Convertible Senior Notes due 2023 (the “Notes”) as follows:

Holders that convert their Notes into shares of the Company’s common stock after the regular record date of March 1, 2013 will receive a regular interest payment on March 15, 2013.  Holders that convert their Notes at any time before the close of business on March 1, 2013 will not receive any accrued interest since the most recent Interest Payment Date on September 15, 2012.

Except as expressly supplemented by this Supplemental Redemption Notice, the Notice of Redemption shall continue in full force and effect.

The Interpublic Group of Companies, Inc.
By:   The Bank of New York Mellon,
         as Trustee
Dated: As of February 14, 2013

The CUSIP numbers have been assigned to this issue by organizations not affiliated with the Issuer or the Trustee and are included solely for the convenience of the noteholders.  Neither the Issuer nor the Trustee shall be responsible for the selection or use of these CUSIP numbers, nor is any representation made as to the correctness of the same on the notes or as indicated in this Notice of Redemption.